EXHIBIT 99.1
SEPTEMBER 25, 2025
To All North America Partners
An Important Update

Partners,

I’m grateful for the work everyone is doing to put world-class customer service at the center of everything we do and focus on creating an elevated Starbucks experience for every customer, every time.

While we’re making good progress, there is much more to do to build a better, stronger and more resilient Starbucks. As we approach the beginning of our new fiscal year, I’m sharing two decisions we’ve made in support of our Back to Starbucks plan. Both are grounded in putting our resources closest to the customer so we can create great coffeehouses, offer world-class customer service and grow the business.

Changes to some of our coffeehouses
First, I shared earlier this year that we were carefully reviewing our North America coffeehouse portfolio through the additional lens of our Back to Starbucks plan. Our goal is for every coffeehouse to deliver a warm and welcoming space with a great atmosphere and a seat for every occasion.

During the review, we identified coffeehouses where we’re unable to create the physical environment our customers and partners expect, or where we don’t see a path to financial performance, and these locations will be closed.

Each year, we open and close coffeehouses for a variety of reasons, from financial performance to lease expirations. This is a more significant action that we understand will impact partners and customers. Our coffeehouses are centers of the community, and closing any location is difficult.

To put it into context: Since we’ve already opened numerous coffeehouses over the past year, our overall company-operated count in North America will decline by about 1% in fiscal year 2025 after accounting for both openings and closures.

We will end the fiscal year with nearly 18,300 total Starbucks locations – company operated and licensed – across the U.S. and Canada. In fiscal year 2026, we’ll grow the number of coffeehouses we operate as we continue to invest in our business. Over the next 12 months, we also plan to uplift more than 1,000 locations to introduce greater texture, warmth and layered design.

Partners in coffeehouses scheduled to close will be notified this week. We’re working hard to offer transfers to nearby locations where possible and will move quickly to help partners understand what opportunities might be available to them.

For those we can’t immediately place, we’re focused on partner care including comprehensive severance packages. We also hope to welcome many of these partners back to Starbucks in the future as new coffeehouses open and the number of partners in each location grows.

Reducing non-retail partner roles
Second, we’re further reducing non-retail headcount and expenses. This includes the difficult decision to eliminate approximately 900 current non-retail partner roles and close many open positions.

As we build toward a better Starbucks, we’re investing in green apron partner hours, more partners in stores, exceptional customer service, elevated coffeehouse designs and innovation to create the future. We will continue to carefully manage costs and stay focused on the key areas that drive long-term growth.

Non-retail partners whose roles are being eliminated will be notified tomorrow morning (Friday). We will offer generous severance and support packages including benefits extensions.

Unless your job specifically requires you to be on site in the office, we’re asking you to work from home today and tomorrow.

What’s next
These steps are to reinforce what we see is working and prioritize our resources against them. Early results from coffeehouse uplifts show customers visiting more often, staying longer and sharing positive feedback. Where we’ve invested in more green apron partner hours so that there are more partners working at busy times, we saw improvements in transactions, sales, and service times, alongside happier, more engaged partners.

I know these decisions impact our partners and their families, and we did not make them lightly. I believe these steps are necessary to build a better, stronger and more resilient Starbucks that deepens its impact on the world and creates more opportunities for our partners, suppliers and the communities we serve.

To those partners who will be leaving, I want to say a profound thank you. To those continuing on our turnaround journey, I deeply appreciate your commitment to helping us get back to Starbucks.

Brian

Brian Niccol
chairman and chief executive officer